Exhibit T3A.9

Registry of the Commercial Court of Nanterre 4 PABLO NERUDA STREET 92020 NANTERRE CEDEX Management No. 2018B01400	Verification code: 54fd56n7X6 https://www.infogreffe.fr/controle

Preview

MAIN REGISTRATION EXTRACT FROM THE TRADE AND SOCIETY REGISTER
as of July 17, 2019

IDENTIFICATION OF THE MORAL PERSON

RCS registration, number 534 195 599 RCS. Nanterre
Date of registration 08/02/2018
Transfer from RCS of Paris dated 12/01/2018
Date of original registration 11/01/2013

Denomination or company name AEGERION PHARMACEUTICALS
Legal form Joint stock company with sole shareholder
Share capital 30,000.00 Euros

Address of headquarters 235 Avenue the Day Rises 92100 Boulogne-Billancourt

Main activities Purchase, manufacturing, research and development, sales distribution, marketing, promotion of any pharmaceutical product, including in particular the exploitation of the drug according to Article R. 5124-2 3 ° of the Public Health Code

Duration of the legal person Until 19/08/2110
Closing date of the financial year December 31st

MANAGEMENT, DIRECTION, ADMINISTRATION, CONTROL, ASSOCIATES OR MEMBERS

President

Family name, first names CHAN Barbara Yim
Date and place of birth 13/08/1963 in Hong Kong (CHINA)
Nationality American (United States)
Personal Home 621 Sawmill Brook Parkway Newton, MA 02459-3615 (UNITED STATES OF AMERICA)

General Manager

Family name, first names HARSHBARGER Benjamin
Date and place of birth 20/05/1968 in Boston (UNITED STATES OF AMERICA)
Nationality American (United States)
Personal Home 47 Washington Drive Acton, MA 01720 (UNITED STATES OF AMERICA)

General Manager - Responsible Pharmacist

Family name, first names BOULDOIRES Vincent
Date and place of birth 04/08/1968 in Aurillac (15)
Nationality French
Personal Home 13 Rue Edmond Blanc 92500 Rueil-Malmaison

Statutory Auditor

Denomination ERNST & YOUNG AUDIT
Legal form Simplified joint-stock company with variable capital
Address- Paris Defense 1 1-2 Place des Saisons 92400 Courbevoie
RCS registration, number 344 366 315 RCS. Nanterre

INFORMATION RELATING TO ACTIVITY AND MAIN ESTABLISHMENT

establishment address 235 Avenue the Day Rises 92100 Boulogne-Billancourt

Activity(ies) carried out Purchase, manufacturing, research and development activity, sales distribution, marketing, promotion of all pharmaceutical products, including in particular the exploitation of medication according to Article R. 5124-2 3 ° of the Public Health Code

Registry of the Commercial Court of Nanterre 4 PABLO NERUDA STREET 92020 NANTERRE CEDEX Management No. 2018B01400

Start date of activity 08/08/2011

Origin of the funds or the activity Creation

Operating mode Direct operation

OBSERVATIONS AND ADDITIONAL INFORMATION

- Mention n ° 48148 of the 08/02/2018 The Company does not keep any business at its former headquarters

The Registrar

END OF EXTRACT